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                                              EXHIBIT 10.57






























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               FIRST AMENDMENT TO LEASE AGREEMENT

     THIS FIRST AMENDMENT TO LEASE AGREEMENT
("Amendment") is made and entered into as of the __ day of October 1995, by and between HARMAN INTERNATIONAL BUSINESS
CAMPUS JOINT VENTURE, in which the joint venturers are The
Alaska Permanent Fund Corporation and The Riggs National Bank of Washington, D.C., as Trustee for the Multi-Employer Property Trust ("Landlord"), and JBL Incorporated the predecessor to HARMAN ELECTRONICS, INC., a Delaware corporation ("Tenant").

                                            RECITALS

     A. Tenant is the tenant pursuant to the Lease dated as of April 28, 1988 between Landlord and Tenant (the "Lease"), pursuant to which Tenant leased from Landlord approximately 122,800 rentable square feet of space commonly known as 8400 Balboa Boulevard, Northridge, California (the "Premises"), as such Premises are more particularly described in the Lease.

     B. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Lease.

     C. Landlord and Tenant mutually desire to amend the Lease in accordance with the terms set forth below.

                                       AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Lease Term. Paragraph 2 of the Lease is hereby amended to (a) extend the Lease Term to December 31, 2010, and (b) delete Tenant's option to terminate set forth in the penultimate sentence thereof.

     2.  Base Rent.

     (a) Paragraph 3.A of the Lease is hereby amended to provide that effective as of October 1, 1995, the Base Rent shall be Eighty Two
Thousand Eight Hundred Ninety and 00/100 Dollars ($82,890.00) per
month.
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     (b)  The monthly Base Rent (as set forth in Section 2(a) above) shall be subject to adjustment as set forth in Paragraph 3.B of the Lease, except that Paragraph 3.B of the Lease is hereby modified to provide that the adjustment dates shall be April 1, 1998, and each successive thirty (30) month anniversary thereafter.

     3. Base Rent Credit. Provided that Tenant is not in default under any of the terms of conditions of the Lease, as amended hereby, Tenant shall be credited with the payment of Base Rent due and payable under the Lease (as amended hereby) for the month of October, 1995, as and when the same becomes due. No such Base Rent credit shall reduce of limit any additional rent or other sum due and payable under the Lease.

     4. Condition of Premises. Tenant acknowledges that it has inspected and accepts the Premises in their present "as-is", "where-is" condition as suitable for the purposes for which the Premises are leased, and Tenant hereby acknowledges and agrees that Landlord shall have no obligation whatsoever to alter, remodel, refurbish or improve all or any portion of the Premises, except as expressly stated to the contrary in the Lease.

     5. No Broker. Landlord and Tenant each represent and warrant to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and Landlord and Tenant each hereby agrees to indemnify, defend, protect and hold harmless the other from and against any claims, losses, liabilities, demands, costs, expenses or causes of action by any broker, agent or other person claiming any commission or other form of compensation by virtue of having dealt with such party with regard to this transaction.

     6. Further Assurances. In addition to the obligations required to be performed under the Lease, as amended hereby, Landlord and Tenant shall each perform such other acts, and shall execute, acknowledge and/or deliver such other instruments, documents and other materials, as may be reasonably required in order to accomplish the intent and purposes of this Amendment.

     7. Authority. Each party hereby represents and warrants to the other that it has the due power and authority to enter into this Amendment and to be bound by the terms hereof.



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     8.  Binding Effect.  This Amendment shall be binding upon and inure to the benefit of Landlord, its successors and assigns and Tenant and its permitted successors and permitted assigns.

     9. Attorneys' Fees. Should any party initiate a legal proceeding against any other party, including an arbitration, then the prevailing party shall be entitled to receive reasonable attorneys' fees and costs incurred in connection with such legal proceeding.

     10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     11. No Other Amendment. Except as modified by this Amendment, the provisions of the Lease shall remain unaffected and in full force and effect. To the extent that any terms or provisions of this Amendment are inconsistent with any terms or provisions of the Lease, the terms and provisions of this Amendment shall control.

     IN WITNESS WHEREOF, this Amendment is executed as of the day and year aforesaid.

"LANDLORD"

Harman International Business Campus Joint Venture

By:  The Alaska Permanent Fund Corporation, Venturer
        By:  Kennedy Associates Real Estate Counsel, Inc.
                Its:  Investment Advisor

                By:  /s/ John Parker
                       -----------------------------
                         John Parker
                         Senior Vice President

By:  The Riggs National Bank of Washington, D.C., as Trustee
        for the Multi-Employer Property Trust, Venturer
        By:  /s/ Patrick O. Mayberry
               --------------------------------
               Its:  Vice President
                       --------------------------


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"TENANT"

JBL Incorporated,
a Delaware Corporation

By:  /s/ Bernard Girod
       ----------------------------
       Its:  Vice President
              -----------------------




                                CONSENT OF GUARANTOR


     For value received, and in consideration of the Landlord's consent to the foregoing First Amendment to Lease Agreement dated as of September 22, 1995 ("Amendment"), the undersigned (having fully read and understood said Amendment) hereby consents to the terms and conditions of such Amendment and acknowledges and agrees that Landlord's and Tenant's execution of such Amendment shall not modify, limit waive or otherwise impair the obligations of the undersigned pursuant to that certain Guaranty of Lease dated as of April 28, 1988, given by the undersigned in favor of Landlord. The undersigned specifically reaffirms the terms and conditions of said guaranty and agrees that it shall remain in full force and effect with respect to the Lease (as that term is defined in the Amendment), as amended by the Amendment.


HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED, a Delaware corporation

By:  /s/ Bernard Girod
       ------------------------
       Its:  President
              -------------------



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